Exhibit 14.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 36 to Registration Statement No. 33-50773 of the Federated Total Return Bond Fund, of our report dated January 7, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" in such Prospectus and "Independent Auditors" in the Statement of Additional Information.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP



Boston, Massachusetts
September 12, 2003